Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces Preliminary December 31, 2020 Financial Results

BOSTON – February 11, 2021 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced its preliminary financial results for the fourth quarter and fiscal year December 31, 2020.

“We are pleased that our fourth quarter results are expected to produce strong earnings for our shareholders as demonstrated by the continued stable performance across our well-diversified, primarily first lien senior secured portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “As we start 2021, we believe that the Company is well-positioned to successfully navigate forward with a stronger balance sheet to continue to invest in attractive middle market, senior secured investment opportunities as a result of the ISLP partnership.”

PRELIMINARY QUARTERLY HIGHLIGHTS

•	Net investment income per share is estimated to be between $0.33 and $0.35, as compared to $0.33 for the quarter ended September 30, 2020;

•	Net income per share is estimated to be between $0.58 and $0.64, as compared to $0.80 for the quarter ended September 30, 2020;

•	Net asset value per share as of December 31, 2020 is estimated to be between $16.51 and $16.57, as compared to $16.27 as of September 30, 2020;

•	Gross and net new investment fundings are estimated to be $172.6 million and $(15.5) million, respectively;

•	The investment portfolio yield at amortized cost is expected to increase quarter-over-quarter to approximately 7.3%, up from 7.1% as of September 30, 2020(1);

•	Credit quality is expected to remain stable as demonstrated by no change to non-accrual investments quarter-over-quarter and net realized gains across the Company’s investments during the fourth quarter. Non-accrual investments are estimated to represent approximately 0.2% of the total investment portfolio at both cost and fair value as of December 31, 2020;

•	Ending debt-to-equity (net of cash) ratio is estimated to be approximately 1.3x; and

•	Subsequent to quarter-end, the Company announced a strategic partnership with the private credit investment business of Pantheon (“Pantheon”) to create International Senior Loan Program, LLC (“ISLP”), a joint venture formed to provide direct lending solutions to middle market borrowers primarily across Europe and Australia. ISLP’s investment portfolio is expected initially to consist of approximately $320 million in investment principal of senior secured loans contributed by BCSF (the “Initial Portfolio”). The strategic partnership is expected to provide BCSF with enhanced balance sheet flexibility to expand its global capabilities, higher portfolio yields to drive greater net investment income and greater capacity to continue to invest in new senior secured loan investments to middle market companies. Giving effect to BCSF’s expected transfer of the Initial Portfolio to ISLP, BCSF’s pro forma ending debt-to-equity (net of cash) ratio is expected to decrease to approximately 1.1x as of December 31, 2020(2).

SELECTED PRELIMINARY FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Preliminary Results Q4 2020	Q3 2020
Net investment income per share	$0.33 - $0.35	$0.33
Net investment income	$21.3 - $22.6	$21.5
Earnings per share	$0.58 - $0.64	$0.80
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	Preliminary Results as of December 31, 2020	As of September 30, 2020
Total fair value of investments	$2,484.2 – $2,504.2	$2,459.7
Total assets	$2,603.2 – $2,623.2	$2,621.1
Total net assets	$1,065.9 – $1,069.8	$1,050.5
Net asset value per share	$16.51 - $16.57	$16.27

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 9:00 a.m. Eastern Time on February 25, 2021. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-300-8521

•	International: 1-412-317-6026

•	Conference ID: 10151833

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2020 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 4, 2021 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 10151833#

Endnotes

(1)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(2)	On February 9, 2021, BCSF and Pantheon approved the transfer of the Initial Portfolio to ISLP, subject to certain closing conditions. Based on BCSF's preliminary balance sheet and BCSF's expected contribution to ISLP of the Initial Portfolio, each as of quarter ended December 31, 2020. Net leverage represents principal debt outstanding less cash to equity.

About International Senior Loan Program

BCSF and Pantheon formed the ISLP joint venture on February 9, 2021. ISLP’s principal purpose is to invest in middle market direct lending opportunities across Europe and Australia. BCSF and Pantheon have agreed to contribute capital up to (subject to the terms of their agreement) approximately $255 million in aggregate to purchase equity interests in ISLP, with BCSF and Pantheon contributing up to approximately $180 million and $75 million, respectively. Investment decisions of ISLP require the consent of both BCSF and Pantheon.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2020, BCSF has invested approximately $3,712.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Preliminary Financial Highlights

Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended December 31, 2020 are finalized. The preliminary financial data included herein has been prepared by, and is the responsibility of the Company's management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com